SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported, August 3, 2009

EXOUSIA ADVANCED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Texas	333-87696	90-0347581
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 Soldiers Field Drive, Suite 200
 Sugar Land, TX 77479
(Address of principal executive offices)

(Telephone number, including area code of agent for service)  (281) 313-2333

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Changes in Registrant's Board of Directors

On July 30, 2009 the Board of Directors of Exousia Advanced Materials, Inc. voted to add a board member.  This brings the number of board members to 5.  The board then voted to recommend Mr. Michael Beane of Castle Rock, Colorado as that new board member effective immediately and to further recommend that Mr. Beane be placed on the ballot for approval at the annual shareholders meeting in March 2010.  Mr. Beane obtained his Accounting Degree from University of Texas in 1980 and an MBA from The University of Chicage in 1990.  Mr. Beane has held positions with major accounting firms as well as CFO positions in the private and public sectors.  Mr. Beane brings an entrepreneurial spirit to Exousia in addition to the financial background.  Mr. Beane is currently founder of SMB, LLC which is an owner and developer of real estate in Costa Rica.

 Item 1.01 Funding

On July 28, 2009 Exousia Advanced Materials, Inc. signed definitive documents on financing of up to $3,000,000 from PTV Financial Partners, LLC and Fairbanks Investments, LLC.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOUSIA ADVANCED MATERIALS, INC.

Date: August 3, 2009	By://s// J. Wayne Rodrigue
President